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                                                                   EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of East West Bancorp, Inc. on Forms S-8 (Nos. 333-88527, 333-88529 and 333-56468)
and on Forms S-3 (Nos. 333-96193, 333-46718 and 333-54538), of our report dated
February 16, 2001, (March 20, 2001 as to Note 23) appearing in this Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Los Angeles, California
March 28, 2001